Exhibit 10.29

PURCHASE ORDER	561940

To: Trumpf

3 Johnson Avenue

Farmington, Ct 06032

Ship to: Omega Metals, Inc.

6689 Shands Rd.

Keystone Heights, FL 32656

Date: 10/20/04

Date required: 2/18/05

1	Trumpf TC L3050 Laser per quote TCL 3050/V 04-3 except following exceptions are included:

1)	Prewire for material handling (Lift Master Prer-kit)

2)	Tops 100 Software Pkg complete

3)	Second chair for above.

Total for above
+ Tax
+ Ship 665,000.00

Less 10% down (ck#7361)	-66,500.00

IMPORTANT

PURCHASE ORDER NUMBER MUST APPEAR ON ALL

INVOICES – PACKAGING, ETC.

PLEASE NOTIFY US IMMEDIATELY IF YOU ARE UNABLE

TO COMPLETE ORDER BY DATE SPECIFIED.

PLEASE SEND                      COPIES OF YOUR INVOICE WITH ORIGINAL BILL OF LADING.

PURCHASING AGENT

/s/ John E. Presley